Exhibit 5.1

12 February 2020

Matter No.:829065

Doc Ref: 105815806

Anna.Chong@conyers.com

Angie.Chu@conyers.com

Huize Holding Limited

Cricket Square

Hutchins Drive

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: Huize Holding Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 4, 2019, including all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), and the related registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), relating to the registration of class A common shares, par value US$0.00001 each (the “Class A Common Shares”) of the Company.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Rule 462(b) Registration Statement. We have also reviewed copies of (1) the second amended and restated memorandum and articles of association of the Company adopted by the Company on 6 June 2019, (2) unanimous written resolutions of the directors of the Company passed on 4 September 2019, 20 September 2019 and 20 January 2020 respectively and unanimous written resolutions of the members of the Company passed on 4 September 2019, 20 September 2019 and 20 January 2020 respectively (collectively, the “Resolutions”), (3) the latest drafts of the third amended and restated memorandum and articles of association as conditionally adopted pursuant to the Resolutions to become effective prior to completion of the Company’s initial public offering of Class A Common Shares represented by American Depositary Shares (the “Listing M&As”), (4) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 10 February 2020 (the “Certificate Date”), and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Rule 462(b) Registration Statement and other documents reviewed by us, (d) that the Listing M&As will become effective prior to the completion of the Company’s initial public offering of Class A Common Shares represented by American Depositary Shares, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any Class A Common Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (g) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Rule 462(b) Registration Statement and that the Registration Statement and the Rule 462(b) Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.

When issued and paid for as contemplated by the Registration Statement and the Rule 462(b) Registration Statement, the Class A Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the Rule 462(b) Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

We are furnishing this opinion as Exhibit 5.1 and 23.2 to the Rule 462(b) Registration Statement.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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